UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2014

MEDBOX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8439 West Sunset Blvd., Suite 101

West Hollywood, CA 90069

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 2 to the Company’s Current Report on Form 8-K that was originally filed with the Securities and Exchange Commission (“SEC”) on April 9, 2014 and amended on Form 8-K/A on April 15, 2014, is being filed solely to disclose Ambassador Siegel’s Director Retention Agreement under Items 1.01 and 5.02, and to provide it as an Exhibit under Item 9.01 of this Current Report.

Item 1.01	Entry into A Material Definition Agreement

The information regarding the Director Retention Agreement set forth under Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2014, Ned Siegel and Matthew Feinstein were elected to the board of directors of Medbox, Inc. (the “Company”).

Ambassador Siegel, 62, has served as President of The Siegel Group, Inc. since September 1997, and Managing Member of the Siegel Consulting Group, LLC since November 2009, which provide real estate development and realty management services. From October 2007 until January 2009, Mr. Siegel served as United States Ambassador to the Commonwealth of the Bahamas. Mr. Siegel was appointed Vice Chairman of Alternative Fuels Americas, Inc. in January of 2011. Mr. Siegel received a BA from the University of Connecticut in 1973 and a JD from the Dickinson School of Law in 1976. Mr. Siegel also serves on the board of directors of POSITIVEID Corp., HealthWarehouse.com, Inc., and Alternative Fuels Americas, Inc. Mr. Siegel’s managerial experience and contacts with government agencies qualifies him to serve on the Company’s board of directors.

Ambassador Siegel entered into a Director Retention Agreement with the Company and its majority shareholder effective as of April 1, 2014. The term expires on March 31, 2016, unless Ambassador Siegel is elected to a subsequent term, which would cause the term of the agreement to extend until March 31, 2017. Pursuant to the agreement, Ambassador Siegel receives a fee of $4,000 per month during the term, which may be adjusted to $5,000 per month as determined by the CEO of the Company and Ambassador Siegel. Ambassador Siegel received the following award under the Medbox 2014 Equity Incentive Plan pursuant to the agreement: during the first year, Ambassador Siegel received 168,750 shares of restricted stock vested over a six month period beginning September 1, 2014 and 56,250 Restricted Stock Units which vested over a six month period beginning September 1, 2014. For each of his second and third year of service (if elected for a third year), Ambassador Siegel will receive 100,000 shares of stock, comprised of 75,000 shares of restricted stock vesting quarterly over a 12 month period, and 25,000 Restricted Stock Units vesting quarterly over a 12 month period.

The foregoing description of Ambassador Siegel’s Director Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 10.1.

Mr. Feinstein, 44, became a consultant to the Company heading the Company’s sales force in June of 2013, and has served as Vice President of the Company since February 1, 2014. Over the last 6 years, he was Operational Supervisor at Redbox where he developed policies and procedures and created performance metrics for employees and kiosks. He was subsequently recruited to become Director of Operations at minuteKEY, a self-service key duplicating kiosk company with more than 2,000 locations nationwide.

On April 10, 2014, P. Vincent Mehdizadeh resigned as Chief Operating Officer and director of the Company and was appointed as Senior Strategist and Founder of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Siegel Director Retention Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDBOX, INC.

Dated: March 25, 2015	By:	/s/ C. Douglas Mitchell
	Name:	C. Douglas Mitchell
	Title:	Chief Financial Officer